UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

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COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ESXB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Community Bankers Trust Corporation (the “Company”) held its annual meeting of shareholders on May 17, 2019. At the annual meeting, the shareholders of the Company took the following actions:

•	The shareholders elected Hugh M. Fain, III as a director for a two-year term and each of Gerald F. Barber, Eugene S. Putnam, Jr., and Oliver L. Way as a director for a three-year term. The elections were approved by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gerald F. Barber	16,097,644	222,775	3,244,476
Hugh M. Fain, III	12,927,655	3,392,764	3,244,476
Eugene S. Putnam, Jr.	15,552,431	767,988	3,244,476
Oliver L. Way	16,130,656	189,763	3,244,476

•	The shareholders approved the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2019 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

With respect to this action, there were 14,814,485 votes for, 1,141,405 votes against, 364,529 abstentions and 3,244,476 broker non-votes.

•	The shareholders approved the Community Bankers Trust Corporation 2019 Stock Incentive Plan. With respect to this action, there were 12,093,249 votes for, 4,141,234 votes against, 85,936 abstentions and 3,244,476 broker non-votes.

•	The shareholders ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the 2019 year. With respect to this action, there were 19,546,892 votes for, 9,404 votes against, and 8,599 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: May 23, 2019	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary